UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2016

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

662 N. Sepulveda Blvd., Suite 300 Los Angeles, CA 90049
(Address of principal executive offices)

(310) 648-8410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On December 29, 2016, Wizard World. Inc. (the “Company”), entered into a Consulting Services Agreement (the “Consulting Agreement”) with Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) managed by Paul L. Kessler, the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Kessler will serve as Executive Chairman of the Company. The initial term of the Agreement is from December 29, 2016 through March 28, 2017 (the “Initial Term”). The term of the Consulting Agreement will be automatically extended for additional terms of 90 day periods each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Bristol gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the then current Term.

During the Term, the Company will pay Bristol a monthly fee (the “Monthly Fee”) of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750). For services rendered by Bristol prior to entering into the Consulting Agreement, the Company will pay Bristol the Monthly Fee, pro-rated, for the time between September 1, 2016 and December 29, 2016. Bristol may also receive an annual bonus as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) and approved by the Board.

In addition, the Company will grant to Bristol options to purchase up to an aggregate of 600,000 shares of the Company’s common stock, par value $0.0001 per share, in accordance with the following vesting schedule and at the applicable exercise prices therein:

Number of Options:	Exercise Price:	Vesting Date:
75,000	$0.50	December 29, 2016
75,000	$0.50	December 31, 2016
75,000	$0.55	March 31, 2017
75,000	$0.55	June 30, 2017
75,000	$0.55	September 30, 2017
75,000	$0.60	December 31, 2017
75,000	$0.60	March 31, 2018
75,000	$0.60	June 30, 2018

The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is attached hereto as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman

In accordance with the Consulting Agreement, effective December 29, 2016, Mr. Kessler was appointed as Executive Chairman of the Company. Below is a description of Mr. Kessler’s professional work experience.

Paul L. Kessler, age 56

Paul L. Kessler has served as a member of the Board since March 17, 2013 and as Chairman of the Board since April 22, 2016. Mr. Kessler combines over 25 years of experience as an investor, financier and venture capitalist. In 2000, Mr. Kessler founded Bristol Capital Advisors, LLC, a Los Angeles based investment advisor, and has served as the Principal and Portfolio Manager from 2000 through the present. Mr. Kessler has broad experience in operating, financing, capital formation, negotiating, structuring and re-structuring investment transactions. He is involved in all aspects of the investment process including identification and engagement of portfolio companies. His investment experience encompasses both public and private companies. Mr. Kessler works actively with executives and boards of companies on corporate governance and oversight, strategic repositioning and alignment of interests with shareholders.

The Board continues to believe that Mr. Kessler’s extensive experience in matters including capital formation, corporate finance, investment banking, founding, owning, and operating successful companies, corporate governance, as well as his understanding of capital markets, will provide a significant contribution to the growth of the Company.

Family Relationships

Mr. Kessler does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

Other than such transactions previously disclosed in the Company’s filings with the United States Securities and Exchange Commission, there are no applicable related party transactions.

Compensatory Arrangement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Services Agreement between Wizard World, Inc. and Bristol Capital, LLC*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: January 5, 2017	By:	/s/ John D. Maatta
	Name:	John D. Maatta
	Title:	President & Chief Executive Officer